PART II AND III

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular                                                   Subject to Completion. Dated May ______, 2022

GGTOOR INC.

A Florida Corporation

(516) 375-6649

john@ggtoorcorp.com

Maximum offering of 187,500,000 shares

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock	*	None	$15,000,000**

*	The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed price per share of $0.001 to $0.08 with no minimum amount to be sold up to a maximum of 187,500,000 shares but not to exceed $15,000,000 in gross proceeds. Upon qualification by the Commission and the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely tradeable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
**	If the Company achieved the maximum offering price of sales for each share authorized in this offering at a maximum price of $0.08 per share the Company would issue a maximum of 187,500,000 shares.

The end date of the offering will be exactly one year from the date the Offering Circular is qualified by the United States Securities and Exchange Commission (the “Commission”) unless extended by the Company, in its own discretion, for up to another 90 days or earlier terminated by the Company in its own discretion, which may occur at any time.

Prior to this offering, there has been a thinly traded public market for our common shares in the OTCMarkets pink market. Our ticker symbol is GTOR and the closing price of our common stock on March 31, 2022, was $0.019.

The Company expects that the amount of expenses of the offering that it will pay will be approximately 7.5%.

We are offering our shares without the use of an exclusive placement agent.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated May __ , 2022

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

-i-

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to GGToor, Inc.,

Our Company

The Company a development stage company was, incorporated in Florida on July 28, 2009, as Bella Petrella’s Holdings, Inc., with headquarters in Thomasville, Georgia. (OTCPink: GTOR) We sold our own line of gourmet pasta sauces and salsas. We discontinued pasta sauce operations in April 2012.

After becoming a public company (March 15, 2011) the Company changed direction (March 2011 – April 2014)

We changed our name to Big Three Restaurants Inc., on May 14, 2012, and was the sole owner of two subsidiaries, Bobby V's Original Westshore Pizza, LLC ("Bobby V's), incorporated in Florida, on August 27, 2008, and Philly Westshore Franchising Enterprises, Inc. ("Philly"), organized in Florida, on March 30, 2008. Bobby V's is a pizza and sandwich sports bar located in Tampa, Florida. Philly, headquartered in Tampa Florida, franchises pizza and sandwich sports bar restaurants primarily in Florida, Georgia, and Ohio. Bobby V's and Philly are referred to together as the "Westshore Companies". Our principal assets were divested, and the restaurant operations were discontinued on November 15, 2013.

The Company Changed Names and its Business Model (April 2014–May 2021)

We changed our name to Sports Venues of Florida, Inc. on April 14, 2014, and started planning to build and operate a World Class Family Entertainment Complex centered on youth sports and music. The purpose of our business is to build youth sports complexes that range between 75 and 300 acres. Each complex will incorporate indoor and outdoor athletic sports fields or courts. The company will attract youth travel sports teams from around the world to compete in week-long tournaments. Athletes will stay in on site housing and fees will be collected for their stay as well as food and tournament fees. Our mission is to keep the athlete’s families on site spending money at restaurants and entertainment venues that we will own at our property.

The Company Changed Names and its Business Model (June 1, 2021-Present)

We changed our name on June 1, 2021, to GGToor, Inc. GGTOOR, Inc., is a developmental stage company engaged in the business of eSports. The company, through its wholly owned subsidiary, Shadow Gaming, Inc., has aggressively entered the eSports market. Shadow Gaming’s portal GGToor.com is continually being customized and upgraded, with the goal of becoming one of the most comprehensive gaming portals in the world. The Company is now accepting subscriptions from players, gamers, and tournament organizers. To register logon to https://GGToor.com/home.php .. In addition, the company plans to operate a few subsidiary companies from high tech data management businesses to product and support businesses. Finally, the Company is actively looking into the Metaverse for locations to build virtual eSports arenas that will host major international gaming tournaments. We are an “active” Florida corporation in good standing. Our principal executive office is located: 430 Walker Lane, Thomasville, Georgia, 31792.

To date, we have relied on equity and debt financing to fund our operations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

Risk Factors

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Shares. This offering is being made on a self-underwritten basis without the use of an exclusive placement agent. There is no minimum amount with this offering upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of Colorado, Connecticut and Wyoming. However, in the event that management is unsuccessful in raising the required funds in Colorado, Connecticut and Wyoming, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares effective.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable, and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in the State of Florida on July 28, 2009. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of clients nationally and internationally, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable, and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have not generated meaningful revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the eSports industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

·	Demand for our products;

·	Our ability to obtain and retain existing customers or encourage repeat purchases;

·	Our ability to manage our product inventory;

·	General economic conditions;

·	Advertising and other marketing costs;

·	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President and CEO. The loss of his services would delay our business operations substantially.

Our current officers and sole director do not have experience in the eSports business.

Although our officers and sole director have extensive business experience, they do not have extensive experience in the eSports, gaming, video gaming, online tournaments, or the Metaverse. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain an eSports company.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the eSports industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

·	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

·	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”)

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company.” The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its Common Stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Risks Related to the Company’s Securities

We may in the future issue additional shares of our Common Stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 937,500,000 Common Shares, par value $0.01; 10,000,000 preferred shares authorized; one Series A Preferred share, Par Value $0.01 has been designated. Of the 194,869,362 Common Shares outstanding, 96,928,628 are free trading. The future issuance of our Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders. We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Common Shares.

We do not currently intend to pay dividends on our Common Shares and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your Common Shares for the foreseeable future and the success of an investment in shares of our Common Stock will depend upon any future appreciation in its value. There is no guarantee that shares of our Common Stock will We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have two officers and one Director, who have minimal experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our Common Shares may not be possible in any state until the Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the Common Stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the liquidity for the Common Shares could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to GGTOOR, Inc, and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

Based on the expected offering price, the shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We have a history of operating losses, and we may need additional financing to meet our future long-term capital requirements.

The Company has incurred net losses during the year ended May 31, 2021, of $3,598,934 and has negative shareholders’ equity of $476,656 as of May 31, 2021. At February 28, 2022 the Company incurred net losses. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

Litigation may harm our business.

Substantial, complex, or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters. We currently do not have any financial reserves or insurance coverage. Any litigation could require us to provide additional reserves to address these liabilities, therefore impacting profits.

If we fail to develop new products successfully, our business could be adversely affected.

We depend on our founder to develop new products, control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent.

Any acquisitions that we make could disrupt our business and harm our financial condition.

Although we are not considering any acquisitions at the time of this offering document, we may, in the future consider acquiring businesses that have synergies with our business model. We expect to evaluate potential strategic acquisitions of complementary businesses, products, or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products, or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the eSports business and the Metaverse could decrease our market share.

The both the eSports business and the Metaverse business industries are highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the action camera industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

The market price for the Common Shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your Common Shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker- dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker- dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our Common Shares may be volatile and adversely affected by several factors.

The market price of our Common Shares could fluctuate significantly in response to various factors and events, including, but not limited to:

·	our ability to integrate operations, technology, products, and services;

·	our ability to execute our business plan;

·	operating results below expectations;

·	our issuance of additional securities, including debt or equity or a combination thereof;

·	announcements of technological innovations or new products by us or our competitors;

·	loss of any strategic relationship;

·	industry developments, including, without limitation, changes in laws, policies or practices related to camera production and materials;

·	economic and other external factors;

·	period-to-period fluctuations in our financial results; and

·	whether an active trading market in our Common Shares develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the market price of our Common Shares. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident its accounting team, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

·	our business’ strategies and investment policies;

·	our business’ financing plans and the availability of capital;

·	potential growth opportunities available to our business;

·	the risks associated with potential acquisitions by us;

·	the recruitment and retention of our officers and employees;

·	our expected levels of compensation;

·	the effects of competition on our business; and

·	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

GGToor, Inc., plans to use the proceeds from this offering to grow its business. The company intends to use the proceeds for research and development, the purchase of inventory, website development, marketing, operating capital and the purchase of property in the Metaverse for which to provide online tournaments to a wide and diverse international audience.

The following Use of Proceeds is based on estimates made by management. All costs associated with the offering have been prepaid by the Company and will not come from the proceeds of the offering. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised (3,750,000), 50% of the Maximum Offering proceeds raised ($7,500,000), 75% of the Maximum Offering proceeds raised ($11,250,000) and the Maximum Offering proceeds raised of $15,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The table below represents our estimates of how we will allocate the monies raised from this offering, depending on the amount of funds we are able to successfully raise. The amounts below could change based on market conditions or other factors, such as demand for our products. The Company intends to use the proceeds from this offering as follows:

	If 25%	If 50%	If 75%	If 100%
	Is Raised	Is Raised	Is Raised	Is Raised
Net Proceeds	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Wages	$1,400,000	$2,800,000	$3,600,000	$3,800,000
Software & Computers	$50,000	$50,000	$50,000	$50,000
Tools and Equipment	$10,000	$20,000	$25,000	$35,000
Metaverse Development	$500,000	$1,000,000	$2,000,000	$3,000,000
Convertible Debt Repayment	$600,000	$600,000	$600,000	$600,000
Administrative and Legal	$250,000	$250,000	$250,000	$250,000
AES Capital Management, LLC Convertible Debt	$77,000	$77,000	$77,000	$77,000
Prize Money	$50,000	$1,000,000	$1,500,000	$2,000,000
Working Capital	$813,000	$1,703,000	$3,148,000	$5,188,000
TOTAL	$3,750,000	$7,500,000	$11,250,000	$15,000,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, we have based our calculations and division of funds on the current needs of the Company. However, our marketplace is constantly changing. Management may, depending on circumstances, be required to divert funds from one source to another as the business demands.

Under Net Proceeds, Marketing and Sales will largely be related to the hiring and payment of a human sales team as well as advertising costs associated with online advertising platforms such as Google, Twitter, and Facebook, as well as paying directly to websites per their ad and affiliate programs.

Increases with the success of our offering, will increase the corporation’s activities, which will result in a greater number of expenses. As a business strategy, however, we will only do this if we raise the necessary capital, but also only in the event that we deem it in the best interest of the company (i.e., we will continue to invest in sales and marketing of our existing products if we believe that this will yield our investors a higher yield on their capital investment).

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Shares. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. It is not possible to calculate the net dilution because we cannot determine the exact size of the Offering, however, below we have provided an estimation based on an offering price of $0.001 per share and $0.08, respectively as of August ___, 2022 as an example of what could be expected or what we will term as Maximum Dilution.

If Max Price of $0.08 is Achieved	25%	50%	75%	100%
Net Value	$3,750,000	$7,500,000	$11,250,000	$15,000,000
# Total Shares	46,875,000	93,750,000	140,625,000	187,500,000
Net Book Value Per Share	$0.08	$0.08	$0.08	$0.08
Increase in NBV/Share	$0.08	$0.08	$0.08	$0.08
Dilution to new shareholders	$0.08	$0.08	$0.08	$0.08
Percentage Dilution to New	30.00%	60.00%	90.00%	120.00%

If Min Price of $0.001 is Achieved	25%	50%	75%	100%
Net Value	$46,875	$93,750	$140,625	$187,500
# Total Shares	46,875,000	93,750,000	140,625,000	187,500,000
Net Book Value Per Share	$0.001	$0.001	$0.001	$0.001
Increase in NBV/Share	$0.001	$0.001	$0.001	$0.001
Dilution to new shareholders	$0.08	$0.08	$0.08	$0.08
Percentage Dilution to New	30.00%	60.00%	90.00%	120.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of GGToor, Inc.,, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The following discussion of the financial condition, changes in financial condition and results of operations of the Company for the fiscal year ended May 31, 2021, and May 31, 2020, and for the nine months 2/28/2022 and 2/28/2022 respectfully should be read in conjunction with the financial statements of the Company and related notes included therein.

To date the Company has generated modest revenues at 5/31/2021 and 2/28/2022 of $13,557 and $27,652 respectively.

Issuance of One Share of Series A Preferred Stock to John V. Whitman Jr. which provides for voting rights equal to 50,000,000 common shares, however it does not have conversion rights.

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for two years ended May 31, 2020 and 2021 respectively and for the period ended February 28, 2022.

Revenue

There were no revenues for the year ended May 31, 2020, and revenues for the year ended May 31, 2021, were $13,557. The Net Income (loss) for the year ended May 31, 2021, totaled ($3,598,934), compared to ($1,625,753) for the same period ending May 31, 2020. Revenues for the quarter ended February 28, 2022, were $27,652 and net loss was ($241,625). The primary source of revenue is from player tournament fees and paid sponsorships.

The Company has only generated modest revenue since our principal assets were divested and the restaurant operations were discontinued on November 15, 2013. We changed our name to Sports Venues of Florida, Inc. on April 21, 2014, and again to GGToor Inc., on June 1, 2021. Since that time, we have been building the new eSports business model.

Since becoming GGToor Inc., an eSports company engaged in the business of operating video game tournaments the Company has successfully held 250 events, 151 events and 99 events for the year ended 2021 and YTD 2022. The Company has grown from zero registered players in 2021 to over 59,000 as of May 4, 2022. The Company has generated revenues of $10,016 and $8,607 for the year ended 2021 and YTD 2022. The Company has paid out a total of $136,535 in prize money. The key metric for the business is growth of registered players and if current trends continue the Company is growing its registered players by just over 30% per month.

Operating Expenses

The primary expenses for the Company include employee costs, equity compensation, professional fees, and general and administrative expenses. For the Year ended 5/31/2021 and 5/312020 and the nine months ended February 28, 2021, or 2020, respectively, employee costs, equity compensation, professional fees, general, and administrative expenses were $3,066,323 and $1,768,912 and $974,521 and $920,589 respectively.

Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, for the periods ended May 31, 2021, the Company incurred a negative shareholders equity of ($476,656), and an accumulated deficit of ($7,727,664). For the quarter ended February 28, 2022, the Company incurred a negative shareholders equity of ($499,015) and an accumulated deficit of ($8,797,889). These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

As of May 31, 2021, and February 28, 2022, respectively the Company had cash on hand of $51,855 and $1,570. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of Common Stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Capital Expenditures

Our current plans call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment and employees as it is part of the requirement to build the infrastructure needed to support the current growth. At the same time, we will continually be evaluating the production processes of our third party contract manufacturers to determine if there are investments, we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

Legal Matters

As of May 4, 2022, all legal matters were resolved or inexistent.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments, and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk, and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Business

Business History

We are a development stage company was, incorporated in Florida on July 28, 2009, as Bella Petrella’s Holdings, Inc., with headquarters in Thomasville, Georgia. (OTCPink: GTOR) We sold our own line of gourmet pasta sauces and salsas. We discontinued pasta sauce operations in July 2009. We changed our name to Big Three Restaurants Inc., on May 14, 2012, and was the sole owner of two subsidiaries, Bobby V's Original Westshore Pizza, LLC ("Bobby V's), incorporated in Florida, on August 27, 2008, and Philly Westshore Franchising Enterprises, Inc. ("Philly"), organized in Florida, on March 30, 2008. Bobby V's is a pizza and sandwich sports bar located in Tampa, Florida. Philly, headquartered in Tampa Florida, franchises pizza and sandwich sports bar restaurants primarily in Florida, Georgia, and Ohio. Bobby V's and Philly are referred to together as the "Westshore Companies". Our principal assets were divested, and the restaurant operations were discontinued on November 15, 2013. We changed our name to Sports Venues of Florida, Inc. on April 21, 2014, and discontinued that business model on May 31, 2021, and on June 1, 2021, the Company changed its name to GGToor, Inc., and began in the business of eSports, gaming and Metaverse activities.

Since becoming GGToor Inc., an eSports company engaged in the business of operating video game tournaments the Company has successfully held 250 events, 151 events and 99 events for the year ended 2021 and YTD 2022. The Company has grown from zero registered players in 2021 to over 59,000 as of May 4, 2022. The Company has generated revenues of $10,016 and $8,607 for the year ended 2021 and YTD 2022. The Company has paid out a total of $136,535 in prize money. The key metric for the business is growth of registered players and if current trends continue the Company is growing its registered players by just over 30% per month.

Our Vision

GGTOOR, Inc., is engaged in the business of eSports. The company, through its wholly owned subsidiary, Shadow Gaming, Inc., has aggressively entered the eSports market. Shadow Gaming’s portal GGToor.com is continually being customized and upgraded, with the goal of becoming one of the most comprehensive gaming portals in the world. The Company is now accepting subscriptions from players, gamers, and tournament organizers. To register logon to https://GGToor.com/home.php .. In addition, the company plans to operate a few subsidiary companies from high tech data management businesses to product and support businesses. Finally, the Company is actively seeking Metaverse locations to build virtual eSports arenas that will host major international gaming tournaments on a global scale.

Principal Products and Services

Industry Overview

eSports is a young industry and is highly fragmented with dozens of companies across the globe entering the space. Most competitive companies are struggling to identify revenue streams that are sustainable. With that said, the number of gamers flocking to participate in competitive tournaments is growing at a rapid pace. The eSports space is growing at a very rapid pace and it is the opinion of management GGToor is one of the global leaders in online tournaments and is at the forefront of exploring avenues for revenue growth. The eSports industry is young, but it is exploding in growth on a global scale. Management is siding with industry experts in saying eSports will enjoy explosive growth from tens of millions to billions in the months and years to come. In short, management has every reason to believe eSports is not a fad but a very sustainable business model. The term “eSports” is characterized by regional or international video gaming events in which professional and amateur players compete against each other. Whilst competitions have long since been a component of the video gaming industry, it wasn’t until relatively recently that eSports as a professional form of competitive video game play grew in popularity, with video game developers often organizing and funding many of the most popular eSport tournaments, which involve games such as League of Legends, Dota 2, Counter-Strike, Valorant, Overwatch, Street Fighter, Super Smash Bros., and StarCraft. These tournaments often incorporate either multiplayer online battle arena video game (MOBA), first-person shooter (FPS), combat, card, battle royale, and real-time strategy (RTS) games.

In 2020, the global eSports market was valued at just under one billion U.S. dollars and was expected to grow to a value of 1.28 billion in 2021 at a compound annual growth rate (CAGR) of 32 percent. The market is expected to reach a value of 2.89 billion in 2025 representing a CAGR of 23 percent during this period.

Revenue streams

The esports market consists of a variety of different revenue segments, including consumer spending on video games, the sale of physical and digital copies, in-game purchases, and subscription services. Revenue is also generated through sponsorship deals and media rights, and through the merchandise and ticket sales associated with many eSports tournaments held each year. During 2021, sponsorships were expected to generate the greatest revenue at over 641 million U.S. dollars. Media rights constituted the second largest revenue stream with an expected value of 192.6 million U.S. dollars in 2021. When looking at the global distribution of the eSports market revenue, China was anticipated to be the largest eSports market worldwide in 2021, generating an estimated 360.1 million U.S. dollars within the industry, followed by the U.S. with 243 million U.S. dollars.

12-month Plan of Operation

The Company realizes it must have revenues and profits so its dependence on debt or equity financing will begin to diminish as quickly as possible. In addition to revenue generation the company will expand operations to include virtual stadiums within the Metaverse that will draw tens of thousands of online competitors to pay to play events. The Company has aggressively entered the eSports business by building a world class web portal at which gamers from across the globe login to enter gaming competitions the Company is sponsoring. To date the Company has held over 120-online tournaments, attracting over 30,000 registered players from over 30-countries. The Company is experiencing tremendous growth in player registration month to month as well as viewership on its Twitch TV channels as well as its Discord.

Employees and Employment Agreements

John V. Whitman Jr., (Chairman, President and Chief Executive Officer), has entered into a 5-year employment contract with the Company.

Facilities

We currently do not rent any real property or offices. Our Company is operated out of the residence of our CEO which is located at 430 Walker Lane, Thomasville, Georgia 31792.

Officers, Directors, and Control Persons

Name	Affiliation	Address	Shares owned	Title	Percentage
John V. Whitman Jr (1)	CEO	Thomasville, Georgia	95,912,576	Common	49.22%
Thomas Bellante	CFO	Tampa, Florida	None	None	N/A
Jackson L. Morris	Secretary	Tampa, Florida	10,020,000	Common	.048%
(1)	Includes 20,000 shares owned by Marsha Whitman, Mr. Whitman’s spouse, and 679,496 shares owned by JVW Entertainment, Inc. a company wholly owned by Mr. Whitman, and 139,080 shares Mr. Whitman holds in street name at eTrade. Mr. Whitman also owns one share of Series A Preferred Stock with voting rights equal to 50,000,000 shares giving him voting control of the Company. When this issuance is taken into consideration Mr. Whitman at February 28, 2022, had 74.80% voting control of the Company or a total of 145,912,576 voting shares vs 194,869,362 total as adjusted issued and outstanding on that same date.

General

The Company’s shares of Common Stock are publicly traded on the OTC Pinksheets under the symbol “GTOR”.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are two such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

The names, ages, titles, background, and compensation of our management team as of the date of this Memorandum are as follows:

Name	Age	Position
Thomas J. Bellante, CPA	73	Chief Financial Officer
Jackson L. Morris, Esq	78	Secretary and General Counsel
John V. Whitman Jr.,	64	CEO/Chairman/President

Limitation of Director and Officer Liability

Pursuant to our Articles, liability of our directors is eliminated to the fullest extent permitted by law. Our Articles provide that we will indemnify, under certain circumstances, our directors, officers, employees, and agents against actions, suits, expenses, judgments, fines, and other losses incurred by them as our directors, officers, employees, or agents. We also plan to maintain Directors and Officers Liability Insurance.

MANAGEMENT TEAM

John V. Whitman Jr.,

Founder, is our Chief Executive Officer and Chairman

GGToor, Inc., is a public company which trades under the symbol (GTOR). Whitman has been employed full time by the issuer since formation in July 2009.

John semi-retired in 2005 after he sold controlling interest in Stampede Worldwide, a public company John founded in 1996. Over the past 24 years, John has successfully raised just over 400 million dollars for public & private companies including over 20 million for his own public companies. John has extensive financial contacts and is extremely well versed with SEC compliance issues and Sarbanes Oxley. Over the past several years John has assisted 7 companies to go public directly and another 10 indirectly, raise capital and maintain compliance.

John was the founder, director and president of Stampede Worldwide, Inc., (formerly Chronicle Communications) since its inception on April 5, 1996. Stampede opened trading on the OTC: BB on August 19, 1997, and quickly became one of the top ten volume leaders. Stampede held the top ten spot for a period of five years reaching average daily volume exceeding 3.5 million shares per day and a price that reached a high of $3.41 on 16,000,000 shares on the day it reached its high. The company employed at its peak, 132 persons across 4 subsidiaries.

From September 1, 1994, until February 1996, John was the President of Gray Communications Systems, Inc., a New York Stock Exchange listed company, (trading symbol GCS) now called Gray Television. During his tenure with Gray, he took the company from a NASDEC listing to the NYSC. The stock price grew from $7.00 per share to $28.00 per share. Under Whitman’s leadership the company grew revenues of 79 million to revenues that exceeded 379 million.

He is one of the co-founders of the Apollo Beach Florida Chamber of Commerce. He started the economic development initiative in South Georgia which resulted in bringing over 2,500 jobs to Grady County Georgia. He is a recipient of a Rotary International Scholastic Scholarship and a past member. He is a recipient of the Republican National Committee Gold Metal.

He has served on several public company boards of directors. He was president of the Highland City Baseball League for a period of nine years which provided an average of 1,300 youth athletes’ teams of which to participate twice annually. He is an Associated Press Award Winning Photographer. He is a past Pewter Sponsor of the Tampa Bay Buccaneers.

John attended Hillsborough Community College and the University of South Florida. He is not degreed.

Jackson L. Morris

Mr. Morris, fills the statutory position of corporation secretary as a courtesy and incidental to his services as our independent corporate and securities counsel. Mr. Morris has practiced law beginning 1971 and been engaged in the private practice of law since 1975, maintaining his own practice in the Tampa Bay area since 1993. Mr. Morris focuses his practice in corporate, securities and business transaction law. Mr. Morris earned a B.A. degree in economics from Emory University in 1966, a J.D. degree from Emory University Law School in 1969 and a L.L.M. degree in Federal Taxation from Georgetown Law School in 1974.

Thomas J. Bellante, CPA.,

Serves as the Corporations Chief Financial Officer. Beginning in 1996, Tom was the managing partner of Pender Newkirk (the independent auditor of John’s first public company. He has audited John’s controlled companies for 18-years and has come out of retirement to serve as GGToor’s CFO.

A member of Warren Averett, LLC, Tom has been practicing in public accounting since 1969. He joined the legacy firm of Pender McNulty & Newkirk in April of 1976. In 1981, he became a partner of the firm. Tom led the Firm’s Audit Department and established the SEC Practice Division. Under his leadership, the firm’s SEC Practice Division was ranked 48th in Bowman First Alert’s 2006 list of the Top 100 Public Company Accounting Firms in the U.S.

He served as the Firm’s Managing Partner from 1989 to 2005, growing the company to a 52-person firm. Pender Newkirk & Company joined forces with Warren Averett, LLC in January 2013. Warren Averett, with more than 800 employees, is presently ranked among the nation’s Top 30 accounting firms. Tom presently serves as a leader of the Firm’s SEC Practice Group.

Tom has extensive experience in assisting companies with their initial public offerings, secondary offerings, various Securities and Exchange Commission filings, reverse acquisitions, merger and acquisition planning and analysis, assistance in obtaining bank financing, private placement memorandums and estate tax planning. He is primarily responsible for auditing and tax planning functions for publicly-owned companies, including public shells, and private closely-held companies.

His industry experience includes reporting public corporations, construction firms, software developers, manufacturing companies, R.V. dealerships, mortgage brokers and bankers, brokerage dealers, international communication system companies, real estate developers, data processing companies, import/export companies, development stage enterprises and multi-state/international corporate conglomerates.

Professional Affiliations

·	American Subcontractors Association, Past Board member

·	New York State Society of Certified Public Accountants

·	Florida Institute of Certified Public Accountants

·	American Institute of Certified Public Accountants

Community Involvement

·	West Pasco Youth Soccer Association, Past Treasurer and Board Member

·	Greater North Tampa Youth Soccer Association, Past Board Member

·	Beta Gamma Sigma, Past Board Member

Education

·	Associate of Applied Science, State University Of New York, Farmingdale, NY

·	Bachelor of Business Administration, Hofstra University, Hempstead, NY

Interests

·	Enjoying Florida’s beaches with family

·	Visiting Germany to spend time with grandchildren

Director Independence

Our board of directors is currently composed of one member, John V. Whitman Jr, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Significant Employees and Consultants

With the exception of John V. Whitman Jr., our officers serve in a non-employee capacity.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Stockholder Communications with The Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

The following table sets forth the compensation we paid to each of our Chief Executive Officer/President during the fiscal year ended May 31, 2021 .

Employee	Salary Paid
John V. Whitman Jr	$175,000

Our management personnel are also entitled to performance bonuses and annual salary increases. We expect to incur further salary expenses upon the hiring of additional personnel. Our directors are not entitled to cash compensation, but reimbursement of expenses incurred in relation to their service on our Board of Directors and Stock Options as approved by the Board of Directors.

How We Compensate Our Directors

The following table sets forth the compensation we paid to each of our directors, as directors during the fiscal year ended May 31, 2021.

Name	Stock awards	Total
John V. Whitman Jr	none	none

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the completion of this offering, we will have up to 396,193,362 Outstanding shares of Common Stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

·	1% of the number of shares of Common Stock then outstanding, which will equal about 3,016,503 shares immediately after this offering, assuming minimum offering size; or the average weekly trading volume of the unrestricted Common Shares during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

A maximum of 187,500,000 Shares are being offered by the Company on a “best efforts” basis. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 187,500,000 shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the shares. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of shares, these materials will not give a complete understanding of this Offering, the Company or the shares and are not to be considered part of this Offering Circular.

Transfer Agent

Securities Transfer Corporation

Telephone: 469-633-0101

Email: Info@stctransfer.com

LEGALITY OF COMMON STOCK

The legality of the securities offered hereby will be passed upon by Jackson L. Morris, Esq the Company’s general counsel.

EXPERTS

None.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17. Description of Exhibits

Number		Description of Exhibit
2.1.1	(1)	Articles of Incorporation
2.1.2	(1)	Certificate of Amendment of Articles of Incorporation dated May 14, 2012
2.1.3	(1)	Certificate of Amendment of Articles of Incorporation dated April 21, 2014
2.1.4	(1)	Certificate of Amendment of Articles of Incorporation dated June 1, 2021
2.2.1	(1)	Bylaws
4.1	(1)	Subscription Agreement
11		Consent of Counsel (Included in Exhibit 12)
12	(2)	Opinion of Jackson L. Morris

(1)	Previously filed on Form 1-A, filed on April 7, 2022
(2)	Previously filed on Form 1-A/A, filed on May 6, 2022
(3)	File herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thomasville, Georgia on this 6th day of May 2022.

By:	/s/ John V. Whitman Jr.	May 20, 2022
John V. Whitman Jr., President and Chairman
Chief Executive Officer GGToor, Inc.,

By:	/s/ Thomas Bellante	May 20, 2022
Thomas Bellante, Chief Financial Officer
GGToor, Inc.

Neither we nor any predecessors have ever been in bankruptcy, receivership, or any similar proceeding.

III-1

Security Information

Trading symbol:	GTOR
Exact title and class of securities outstanding:	Common Stock
CUSIP:	84921A107
Par or stated value:	$0.01
Total shares authorized:	937,500,000	at February 28, 2022
Total shares outstanding:	194,869,362	at February 28, 2022
Number of shares in the Public Float:	96,928,628	at February 28, 2022
Total number of shareholders of record:	124	at February 28, 2022

Trading symbol:	[None]
Exact title and class of securities outstanding:	Series A Preferred Stock*
CUSIP:	[None]
Par or stated value:	$0.01
Total shares authorized:	1	as of February 28, 2022
Total shares outstanding:	1	as of February 28, 2022
Number of shares in the Public Float:	[None]	as of February 28, 2022
Total number of shareholders of record:	1	as of February 28, 2022
*50,000,000 votes on all matters submitted to stockholders for approval, including election of directors. Designation of Preferred Stock and issuance approved by Board but not filed with the Florida Secretary of State.

Trading symbol:	[None]
Exact title and class of securities outstanding:	Series B Preferred Stock
CUSIP:	[None]
Par or stated value:	$0.01
Total shares authorized:	3	as of February 28, 2022
Total shares outstanding:	3	as of February 28, 2022
Number of shares in the Public Float:	[None]	as of February 28, 2022
Total number of shareholders of record:	3	as of February 28, 2022
Designation of Preferred Stock and issuance approved by Board but not filed with the Florida Secretary of State.

Trading symbol:	[None]
Exact title and class of securities outstanding:	Authorized and undesignated Preferred Stock
CUSIP:	[None]
Par or stated value:	To be determined
Total shares authorized:	9,999,996	as of February 28, 2022
Total shares outstanding:	[None]	as of February 28, 2022
Number of shares in the Public Float:	[None]	as of February 28, 2022
Total number of shareholders of record:	[None]	as of February 28, 2022

Transfer Agent

Securities Transfer Corporation

Telephone: 469-633-0101

Email: Info@stctransfer.com

III-2

3)        Issuance History

A.	Changes to the Number of Outstanding Shares

Shares Outstanding as of Second Most Recent Fiscal Year End:
Date 05/31/2020 Common: 67,050,271 Preferred A: 1 Preferred B: 7

Date	Transaction	Number of Shares	Class	Value at Issue	Discount to market at issue	Issued to	Reason for share issuance	Restricted Y/N	Exemption / Registration Type.
05/31/2020	Outstanding	67,050,271	Common		None	Various	Cash	Y
06/05/2020	New Issue	1,160,000	Common	$0.20	Yes	GPL Ventures LLC	Cash	N	Reg A
06/15/2020	New Issue	700,000	Common	$0.20	Yes	Eagle Equities	Cash	N	Reg A
06/29/2020	New Issue	250,000	Common	$0.20	Yes	GPL Ventures LLC	Cash	N	Reg A
07/30/2020	New Issue	300,000	Common	$0.08	Yes	GPL Ventures LLC	Cash	N	Reg A
10/06/2020	New Issue	1,250,000	Common	$0.04	No	GPL Ventures LLC	Cash	N	Reg A
11/05/2020	New Issue	1,500,000	Common	$0.04	No	GPL Ventures LLC	Cash	N	Reg A
11/19/2020	New Issue	2,500,000	Common	$0.04	No	GPL Ventures LLC	Cash	N	Reg A
11/23/2020	New Issue	500,000	Common	$0.04	No	Luis Arce	SVC	Y	§4(a)(2
11/23/2020	New Issue	1,000,000	Common	$0.04	No	Miguel Angel	SVC	Y	§4(a)(2
12/29/2020	New Issue	3,750,000	Common	$0.04	No	GPL Ventures LLC	Cash	N	Reg A
01/26/2021	New Issue	2,500,000	Common	$0.04	No	GPL Ventures LLC	Cash	N	Reg A
02/11/2021	New Issue	3,125,000	Common	$0.08	No	GPL Ventures LLC	Cash	N	Reg A
03/18/2021	New Issue	1,250,000	Common	$0.125	No	GPL Ventures LLC	Cash	N	Reg A

III-3

Date	Transaction	Number of Shares	Class	Value at Issue	Discount to market at issue	Issued to	Reason for share issuance	Restricted Y/N	Exemption / Registration Type.
03/22/2021	New Issue	100,000	Common	$0.04	No	James F. Hurley	SVC	Y	§4(a)(2
03/23/2021	New Issue	25,000	Common	$0.04	No	Richard G. Pumphrey	SVC	Y	§4(a)(2
03/29/2021	New Issue	500,000	Common	$0.04	No	Luis Arce	SVC	Y	§4(a)(2
03/30/2021	New Issue	1,000,000	Common	$0.04	No	Luis Arce	SVC	Y	§4(a)(2
04/15/2021	New Issue	4,000,000	Common	$0.025	No	GPL Ventures LLC	Cash	N	Reg A
05/21/2021	New Issue	4,000,000	Common	$0.025	No	GPL Ventures LLC	Cash	N	Reg A
06/02/2021	New Issue	45,000,000	Common	$0.002	Yes	John V Whitman Jr	Cash	Y	§4(a)(2
06/03/2021	New Issue	4,000,000	Common	$0.025	Yes	GPL Ventures LLC	Cash	N	Reg A
06/23/2021	New Issue	4,000,000	Common	$0.025	Yes	GPL Ventures LLC	Cash	N	Reg A
07/19/2021	New Issue	5,000,000	Common	$0.025	Yes	GPL Ventures LLC	Cash	N	Reg A
07/29/2021	New Issue	6,000,000	Common	$0.025	Yes	GPL Ventures LLC	Cash	N	Reg A
08/04/2021	New Issue	6,000,000	Common	$0.025	Yes	GPL Ventures LLC	Cash	N	Reg A
09/16/2021	New Issue	6,000,000	Common	$0.025	Yes	Suares Capital LLC	Cash	N	Reg A
09/24/2021	Purchase	(6,000,000)	Common	$0.107	Yes	Company	Cash	Y	§4(a)(2

III-4

Date	Transaction	Number of Shares	Class	Value at Issue	Discount to market at issue	Issued to	Reason for share issuance	Restricted Y/N	Exemption / Registration Type.
9/27/2021	New Issue	8,000,000	Common	$0.0275	Yes	Suares Capital LLC	Cash	N	Reg A
10/04/2021	New Issue	8,181,818	Common	$0.0275	Yes	Suares Capital LLC	Cash	N	Reg A
11/22/2021	New Issue	2,727,273	Common	$0.0275	Yes	Arin LLC	Cash	N	Reg A
01/20/2022	New Issue	5,000,000	Common	$0.02	Yes	Quick Capital LLC	Cash	N	Reg A
02/24/2022	New Issue	4,500,000	Common	$0.02	Yes	Quick Capital LLC	Cash	N	Reg A

Shares Outstanding on Date of This Report:
Date 02/28/2022 Common: 194,869,362 Preferred A: 1 (1 Preferred B: 3 (2)

(1)	The Series A Preferred Stock has 50,000,000 votes on all matters presented to stockholders for approval, is not convertible, is not entitled to participate in dividends or in liquidation or dissolution. The single share of Preferred A was issued to John V. Whitman Jr.
(2)	The Company has committed to issue a Series B Preferred Stock to seven individuals starting in 2014 and ending in 2016. As of the date of this financial disclosure no Series B Preferred stock has been designated or issued. The Company is entering talks with these investors to pay them out in cash in lieu of stock. If the Company is not successful in paying out cash, each Series B Preferred Share is convertible into double the amount of cash invested based on the average closing stock price of the Company's stock on the five trading days prior to conversion.
(3)	Alexander Dillon has voting control of GPL Ventures LLC
(4)	Yanke Borenstein has voting control of Eagle Equities
(5)	Donnell Suares has voting control of Suares Capital LLC
(6)	Adam Ringer has voting control of Arin LLC
(7)	Eilon Natan has voting control of Quick Capital LLC

III-5

B.	Debt Securities, Including Promissory and Convertible Notes

Information about issued and outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities is set forth in the following table:

Date	Outstanding Balance	Principal Issue	Interest Accrued	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issue
*2/06/2014	$68,319	$43,000	$25,319	12/01/2014	See ** footnote 8	Vera Group, LLC	Working Capital
04/01/2020	$15,000	$15,000	N/A		Converts into Common @ $0.20 per share	GPL Ventures, LLC	Working Capital
04/30/2020	$295,000	$295,000	N/A	04/30/2021	Converts into Common @ $0.20 per share	GPL Ventures, LLC	Working Capital
05/27/2020	$100,000	$100,000	N/A	05/27/2021	Converts into Common @ $0.20 per share	GPL Ventures, LLC	Working Capital
06/19/2020	$100,000	$100,000	N/A	06/19/2021	Converts into Common @ $0.20 per share	GPL Ventures, LLC	Working Capital
Alexander Dillon has voting control of GPL Ventures LLC Wayne Coleson has the voting control of Vera Group, LLC *Must read footnote 8 to understand the Company’s position on this note

4)        Financial Statements

A.                  The following financial statements were prepared in accordance with:

R U.S. GAAP

£ IFRS

B.                  The financial statements for this reporting period were prepared by:

Thomas Bellante

Green & Co. CPAs

10320 N 56th St #330

Temple Terrace, FL 33617

greencocpas.com/

Mr. Bellante serves as our chief financial officer on a part-time basis.

III-6

Sports Venues of Florida, Inc.

For the quarters ended February 28, 2022

Financial Statements	Page(s)
Balance Sheets	F-1
Statements of Operations	F-2 - F-3
Statements of Shareholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6

For the years ended May 31, 2021 and 2020

III-7

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.,)

Consolidated Balance Sheets

(Unaudited)

	February 28, 2022	May 31, 2021
Assets
Current assets
Cash	$26,827	$51,855
PayPal Account	$1,570	$1,458
Advances to Officer	$33,891	$15,000
Prepaid Expenses	3,000	3,000
Total Current Assets	$65,288	$71,313
Fixed Assets, Net	$205,880	$141,699
Total Assets	$271,168	$213,012
Liabilities and Shareholders’ Equity
Current liabilities
Accounts Payable	$0	$0
Accrued Interest Expense	186,668	267,541
Shadow Credit Payable	3,985	2,091
Derivative Liability	25,843	26,096
Convertible Debt	553,687	558,042
Total Current Liabilities	770,183	853,770
Shareholders’ Equity

Series B Preferred Stock, $0.01 Par Value, 9,999,999 Shares Authorized, 3 and 4 Shares issued and outstanding in February 28, 2022 and May 31, 2021, respectively	28,000	33,000
Series A Preferred Stock, $0.01 Par Value, 1 Share Authorized, issued and outstanding in February 28, 2022 and May 31, 2021	10	10
Common Stock, $0.01 Par Value, 937,500,000 Shares Authorized, 194,869,362 and 96,460,271 shares issued and outstanding at February 28, 2022 and May 31, 2021, respectively	1,948,694	964,603
Additional Paid in Capital	6,322,170	6,253,395
Accumulated deficit	(8,797,889)	(7,891,766)
Total Shareholders’ Equity	(499,015)	(640,758)

Total liabilities and shareholders’ equity	$271,168	$213,012

The accompanying footnotes are an integral part of these financial statements

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	February 28, 2022	February 28, 2021

Revenue	$27,652	$6,689
Expenses
Employee costs	129,471	92,050
Professional Fees	10,402	15,453
General and Administrative	116,654	82,091
Total operating expenses	256,527	189,594

(Loss) from operations	(228,875)	(182,905)
Other Income (Expense)
Interest Expense	(12,750)	(133,102)

Total Other Income (Expense)	(12,750)	(133,102)

Net loss	($241,625)	($316,007)
Basic and diluted Income (loss) per share	$0.00	$0.00

Basic and diluted weighted average common shares outstanding	156,023,876	71,133,365

The accompanying footnotes are an integral part of these financial statements

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended
	February 28, 2022	February 28, 2021

Revenue	$68,944	$14,634
Expenses
Employee costs	409,905	338,433
Equity Compensation	112,316	0
Professional Fees	53,074	134,454
General and Administrative	399,226	447,702
Total operating expenses	974,521	920,589

(Loss) from operations	(905,577)	(905,955)

Other Income (Expense)
Gain on Settlement of debt	80,886	0
Change in Derivative Liability	253	0
Interest Expense	(81,685)	(439,168)

Total Other Income (Expense)	(546)	(439,168)

Net loss	($906,123)	($1,345,123)

Basic and diluted Income (loss) per share	($0.01)	($0.02)

Basic and diluted weighted average common shares outstanding	151,793,169	70,653,338

The accompanying footnotes are an integral part of these financial statements

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Consolidated Statements of Stockholders' Equity

Period Ended February 28, 2022

(Unaudited)

	Series B Preferred	Series A Preferred	Common	Additional Paid	Accumulated
	Stock	Stock	Stock	in Capital	Deficit	Total

Balance at May 31, 2020	$33,000	$10	$670,503	$2,819,718	$(4,292,832)	$(769,601)

Common Stock for Services			31,250	123,438		154,688

Warrants for Services				1,811,812		1,811,812

Sale of Common Stock			262,850	902,750		1,165,600

Derivative Liability on Settled Debt				25,677		25,677

Beneficial Conversion Feature on Convertible Debt				560,000		560,000

Change oin Conversion Rights				10000		10,000

Net Loss for the year					$(3,598,934)	(3,598,934)

Balances at May 31, 2021	$33,000	$10	$964,603	$6,253,395	$(7,891,766)	$(640,758)

Purchase of stock	(5,000)		(60,000)	(550,200)		(615,200)

Sale of common stock, net of $23,694 of offering cost			594,091	847,215		1,441,306

Excersize of Warrants			450,000	(350,000)		100,000

Issuance of Warrants for services and offering cost				121,760		121,760

Net Loss year to date					(906,123)	(906,123)
Balances at February 28, 2022	$28,000	$10	$1,948,694	$6,322,170	$(8,797,889)	$(499,015)

The accompanying footnotes are an integral part of these financial statements

GGToor, Inc. (Formerly Sports Venues of Florida, Inc.)

Consolidated Statements of Cash Flow

(Unaudited)

	Six Months Ended
	2/28/2022	2/28/2021
Cash flows from operating activities:
Net Income (loss)
Adjustments to reconcile Net Income (loss) to cash used in operations	$(906,123)	$(1,345,123)
Gain on Settlement of debt	(80,886)	—
Depreciation	17,990	1,739
Equity Instruments for services	112,316	63,000
Change in Paypal account	(112)	(721)
Change in Value of Derivatives	(253)	—
Non-cash Interest Expense	40,625	391,875
Change in Prepaid Expenses	—	125,000
Change in Accounts Payable and accrued expenses	42,953	(15,913)
Net cash (used by) operating activities	(773,490)	(780,143)
Cash flow from investing activities:
Payment of Settlement	(86,026)	—
Purchases of Fixed Assets	(82,171)	(82,207)
Advances to Officer	(530,591)	—
Payment by Officer	1,500	—
Net cash used by investing activities	(697,288)	(82,207)
Cash flow from financing activities:
Purchase of Preferred Stock	(5,000)	—
Payments to Related Parties	—	(2,843)
Sale of Common Stock	1,465,000	866,200
Payment of Offering Costs	(14,250)	—
Payment of Notes Payable	—	(164,753)
Proceeds from issuance of debt	—	200,000
Net cash provided by financing activities	1,445,750	898,604
Net (decrease) in cash	(25,028)	36,254
Cash, Beginning	51,855	45,005
Cash, Ending	$26,827	$81,259
Supplementary Cash Flow Information
Cash paid for interest	$1	$5,325
Beneficial Conversion Feature of Convertible Debt	—	$560,000
Derivative Liability due to debt payments	—	$180,000
Warrants issued for offering costs	$9,444	—
Reduction of Debt Discount due to change in conversion features	—	$25,677
Due from officer from exercise of warrants	$100,000	—
Due to officer for sale of stock	$610,200	—

The accompanying footnotes are an integral part of these financial statements

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

1. Description of the Business

GGToor, Inc. (Formerly Sports Venues of Florida, Inc.) was initially incorporated in Florida July 28, 2009, as Bella Petrella’s Holdings, Inc. The Company filed a Registration Statement with the Securities and Exchange Commission, which was declared effective on March 15, 2011, registering 1,868,400 shares of its common stock. In 2012, the Company divested itself of its operating activities and on May 14, 2012, changed its name to Sports Venues of Florida, Inc. Effective June 1, 2021, the Company changed its name to GGToor, Inc., and requested a stock symbol change.

On March 31, 2020, a new wholly owned subsidiary was formed, Shadow Gaming, Inc. (Shadow Gaming). GGToor, Inc. and its wholly owned subsidiary, Shadow Gaming is herein referred to as the Company.

On April 21, 2014, the Company changed its authorized shares to 7,500,000,000 shares of common stock and on October 15, 2020, changed its authorized shares to 937,500,000 shares of common stock.

The Company is an emerging leader in the eSports, youth sports, and family sports entertainment markets, a rapidly growing force in the global eSports space. The Company has expanded its Tournament Schedule in calendar Q4 2020 with the launch of its new Open Platform model, where users can establish and manage Shadow Gaming sponsored eSports events, with event organizers working to help boost the revenue stream generated by membership fees, advertising, ambassador program, studios, and the Shadow Gaming proprietary platform.

The Company has suspended its plans to develop youth sports complexes that are family entertainment complexes, but will place all its current efforts in the eSports Events area.

2. Basis of Presentation and Going Concern

Theses consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Should the Company be unable to continue as a going concern, it may not be able to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company has incurred net losses during the nine months ended February 28, 2022, of $906,123, has accumulated deficits of $8,797,889 and negative shareholders’ equity of $499,015 as of February 28, 2022. These factors, among others raise substantial doubt about the Company’s being able to continue as a going concern. To continue as a going concern, the Company plans to raise funds through private placements and/or public stock offerings although there can be no assurance that it will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Summary of Significant Accounting Policies Principles of consolidation

The consolidated financial statements include the accounts of GGToor, Inc. and its wholly owned subsidiary, Shadow Gaming, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

Cash

The Corporation’s cash consist of deposit accounts with financial institutions.

Fixed Assets

Fixed Assets are recorded at cost for individual assets over the Company’s $2,500 capitalization threshold. Depreciation is provided principally on the straight-line method over the estimated assets useful lives, currently approximately 5 to 35 years.

Depreciation expense is included in general and administrative expense in the amounts of $17,990 and $1,739, respectively, for the nine months ending February 28, 2022, and 2021.

Long-lived assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Income (loss) per common share

Basic income (loss) per common share is calculated by dividing the income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per common share is calculated by dividing the applicable earnings and loss by the sum of the weighted average number of common shares outstanding and adjusting for all additional shares that would have been outstanding if potentially dilutive common shares have been issued during the year. There were 5,475,000 and Zero Common Stock Equivalents on February 28, 2022, and 2021 that were antidilutive and hence not considered in the calculation of loss per share

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for the amount of 1) taxes payable or refundable for the current year, and 2) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. A liability (including interest if applicable) is established in the consolidated financial statements to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Interest and penalties, if any, are included as components of income tax expense and income taxes payable.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

The Company accounts for tax contingencies using a comprehensive model of how companies should recognize, measure, present, and disclose tax positions in their consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Convertible Debt, Derivative Liability and Beneficial Conversion Feature

The Company account for certain convertible debt instruments in accordance with the guidance contained in Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging (“ASC 815”) and ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). For conversion options embedded in promissory notes that are not deemed to be indexed to the Company’s own stock, we classified such instruments as liabilities at their fair values at the time of issuance and adjusted the instruments to fair value at each reporting period. These liabilities were subject to re-measurement at each balance sheet date until extinguished either through repayment, conversion or exercise, and any change in fair value was recognized in our consolidated statement of operations. The fair values of these derivative and other financial instruments had been estimated using a Black-Scholes model and other valuation techniques.

The Company utilized the following methods to value its derivative liabilities for embedded conversion options that were valued at $25,843 and $ 26,096 on February 28, 2022, and May 31, 2021, respectively. The Company determined the fair value by comparing the discounted conversion price per share (40 % to 50 % of market price, subject to a floor in certain cases) multiplied by the number of shares issuable at the balance sheet date to the actual price per share of the Company’s common stock multiplied by the number of shares issuable at that date with the difference in value recorded as a liability. There was no change in the value of embedded conversion options in the periods ended February 28, 2022, nor 2021, as there was no change in the conversion price during the periods.

The Company also values beneficial conversion features of its convertible debt based on the difference between the fixed conversion price and the fair market value of the underlying common stock on the date of issuance of the convertible debt. The resulting debt discount, if any, is amortized over the term of the convertible debt using the interest method of amortization.

Fair Value Measurements

The fair value measurement accounting literature provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2 – Inputs to the valuation methodology include: (1) quoted market prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in inactive markets, (3) inputs other than quoted prices that are observable for the asset or liability, and (4) inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset developed based on the best information available.

The asset’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. There were no transfers between levels during fiscal 2022 nor 2021.

The carrying value of our convertible debt approximates it fair market value since they are short term in nature and bear a market rate of interest.

Revenue Recognition

We will recognize revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. This series of comprehensive guidance has replaced all existing revenue recognition guidance. There is a five-step approach outlined in the standard. In determining revenue, we first identify the contract according to the scope of ASU Topic 606 with the following criteria:

•	Identify the Contract (s) with a customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contract
•	Recognize revenue when or as we satisfy a performance obligation

Share-based Payments

All the Company’s share-based awards are classified as equity. The Company does not have any liability classified share-based awards. Each warrant or stock option is exercisable for one share of common stock.

Nonemployees – The Company may enter into agreements with nonemployees to make share-based payments in return for services. These payments may be made in the form of common stock or common stock warrants. The Company recognizes expense for fully vested warrants at the time they are granted. For awards with service or performance conditions, the Company generally recognizes expense over the service period or when the performance condition is met; however, there may be circumstances in which it determines that the performance condition is probable before the actual performance condition is achieved. In such circumstances, the amount recognized as expense is the pro rata amount, depending on the estimated progress towards completion of the performance condition. Nonemployee share-based payments are measured at fair value, based on either the fair value of the equity instrument issued or on the fair value of the services received. Typically, it is not practical to value the services received, so the Company determines the fair value of common stock grants based on the price of the common stock on the measurement date (which is the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, if there are sufficient disincentives to ensure performance, or the date at which the counterparty’s performance is complete), and the fair value of common stock warrants using the Black-Scholes option-pricing model (“Black-Scholes”). The Company uses historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. For awards that are recognized when a performance condition is probable, the fair value is estimated at each reporting date. The cost ultimately recognized is the fair value of the equity award on the date the performance condition is achieved. Accordingly, the expense recognized may change between interim reporting dates and the date the performance condition is achieved.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

Employees – The Company issues two types of common stock options to employees: 1) fully-vested at the time of grant and 2) market price-based vesting. The Company recognizes expense for fully vested stock options on the date of grant at the estimated fair value of the options using Black-Scholes. The Company recognizes expense for market price-based options at the estimated fair value of the options using the lattice-based option valuation model (“Lattice Model”) over the estimated life of the options used in the Lattice Model. The Company uses historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option.

Modification of share-based payment awards – In the event the Company modifies the terms of a non-vested share-based payment award, it would incur additional expense for the excess of the fair value of the modified share-based payment award, measured at the date of modification, over the fair value of the original share-based payment award. The incremental expense would be recognized ratably over the remaining vesting period.

Cashless exercise – Most of the common stock warrants and stock options may be exercised on a cashless basis. The number of shares of common stock received upon exercising on a cashless basis is based on a) the volume weighted-average price of the common stock for three trading days immediately preceding the exercise date; b) the exercise price of the warrant or option; and c) the number of common shares issuable under the instrument

Recently Issued Accounting Pronouncements

The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2022 and 2021. The Company has considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in the notes to the consolidated financial statements, does not believe that any other new or modified principles will have a material impact on the Company’s reported consolidated financial position or operations in the near term.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU also requires additional quantitative and qualitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for the Company’s reporting periods beginning on June 1, 2019. Companies may use either a full retrospective or a modified retrospective approach to adopt this ASU. The effect of the implementation of this new standard has not had an effect on its consolidated financial position, results of operations, and cash flows.

In February 2016, the FASB issued ASU 2016-02: Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The new standard is effective for the year ending May 31, 2020, and may be adopted early. The Company has no leases so there is no effect that implementation of the new standard had on its consolidated financial position, results of operations, and cash flows.

On August 5, 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. This ASC is effective for our fiscal year beginning after December 15, 2023. The Company is in the process of evaluating the effect this ASU will have on its consolidated financial statements.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

4. Fixed Assets

Fixed assets consist of the following on February 28, 2022, and May 31, 2021

	February 28, 2022	May 31, 2021
Building	$105,148	$57,428
Office furniture and Equipment	34,201	8,854
Leasehold Improvements	23,528	14,424
Vehicle	66,500	66,500
	229,377	147,206
Less Accumulated Depreciation	(23,497)	(5,507)
Fixed Assets, net	$205,880	$141,699

5. Convertible Debt

Convertible Debt as of February 28, 2022, and May 31, 2021, consist of the following:

	February 28, 2022	May 31, 2021

Unsecured Convertible debt in default. Interest 25% , convertible into common stock at 50% to 40 % of Market Price as defined in agreements	$43,687	$48,042

Unsecured Convertible debt, Interest at 10%, due within 1 year from date of issuance, convertible into common stock at 50% of Market Price as defined in agreements until June 9, 2020, when the conversion price was changed to a fixed $0.20 per share	510,000	510,000
Total Convertible Debt	553,687	558,042

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

6. Derivative Liability

Under the terms of some of the Company’s Convertible debt and warrants, the Company identified derivative instruments arising from embedded conversion features within that debt or the terms of the warrants.

Changes in the derivative liability for the nine months ended February 28, 2022, and the year ended May 31, 2020, were as follows:

	Twelve Months Ended May 31
	Level 1	Level 2	Level 3
Derivative liabilities on May 31, 2020	—	—	$238,373
Amendment of Convertible feature	—	—	(180,000)
Satisfaction of convertible debt	—	—	(32,277)
Derivative Liability on May 30, 2021	—	—	26,096

Change in fair value of derivatives	—	—	(253)

Derivative Liability on February 28, 2022	—	—	$25,843

7. Commitments and contingencies

From time to time, the Company may be subject to legal proceedings and or claims in the normal course of business. Management plans to vigorously defend any allegations under such suits or claims that arise from time to time and believes that the ultimate liability, if any, under any pending matters will not materially affect the financial position or results of operations of the Company.

On November 12, 2021, the Company entered into an agreement for consulting services related to corporate development, investor, media and public relations, public appearances, and the marketing of the Company with a third party. The third party shall be paid $7,500 per month during the term of the agreement which is one year from the agreements date. The Company terminated this agreement for non-performance via email on 3/22.2022.

On January 3, 2022, the Company signed a Finder’s Fee Agreement with an Investment Banker for them to act solely as a finder with respect to introducing potential Accredited Investors to the Company.in connection with a financing on a best-efforts basis. The Investment Banker will be compensated 7.5% of the gross cash and consideration received by the Company from the funding source introduced by the Investment Banker to the Company. In addition, the Investment Banker will receive cashless exercise five-year warrants to purchase that number of shares equal to 5% of the total shares sold in the financing to the Accredited Investor exercisable at the same price at which such shares were sold.

The Company settled the case of SGI Group LLC. (SGI) vs Sports Venues of Florida, Inc., (Currently GGToor Inc.,) in October 2021 with SGI by paying $86,026 which resulted in a Gain on Settlement of Debt and interest in the amount of $80,886, which is shown as other income in the accompanying consolidated Statements of Operations.

Debt to Vera Group LLC., holder of a convertible promissory note from 2014 was written off in prior periods and this is in no way an acknowledgement by the Company this debt is owed or viable. The Company believes the debt is Criminally Usurious and if challenged in the NY courts would be dismissed. The Company will only recognize this debt if ordered by a court of the proper jurisdiction.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

8. Shareholders’ Equity Preferred Stock

The Company has authorized 9,999,999 shares of $0.01 par value Series B Preferred Stock of which 3 shares have been committed to be designated but as of February 28, 2022, these shares have not been designated by the Company and talks are underway to pay each of these investor’s cash-in-lieu of stock. These 3 shares are reserved and outstanding as of February 28, 2022, and 4 where outstanding on May 31, 2021. The 3 Shares outstanding have not yet been designated by the Board of Directors. These shares have no voting, liquidation nor dividends rights and are convertible into common stock at twice the investment in dollars when the Company files a Registration Statement at a price based on the seven-day average stock price as quoted on the OTC Markets prior to filing the Registration Statement.

The Company has authorized 1 share of $0.01 Par Value Series A Preferred Stock of which 1 share is issued and outstanding at February 28, 2022 and May 31, 2021. This share has no conversion, liquidation nor dividend rights and is entitled to 50,000,000 voting rights.

Common Stock

The Company amended its authorized shares of $0.01 par value Common Stock to 937,500,000 from, 7,500,000,000 shares on October 15, 2020, of which 194,869,362 and 96,460,271 shares are issued and outstanding on February 28, 2022, and May 31, 2021, respectively. These shares have 1 vote per share.

The Stock Transfer Agent’s report shows 206,869,362 shares of Common Stock outstanding as of February 28, 2022, but this report does not show 6,000,000 shares that were returned to the Company in late May 2020 and another 6,000,000 that were sold back to the Company on September 24, 2021, which results in 194,869,362 shares outstanding as of February 28, 2022.

Employee common stock warrants -- Fully-vested upon issuance

The Company issued fully vested common stock warrants with a contractual term of 5 years to an officer in return for services and an Investment Banker in connection with offering costs. The following summarizes the activity for common stock warrants that were fully vested upon issuance:

	Number of Warrants	Weighted-average Exercise Price	Weighted average Remaining Life (Years)	Aggregate use
Outstanding, May 31, 2020	—	—	—	—
Granted	45,000,000	$0.0022	5.0	$1,811,812
Outstanding, May 31, 2021	45,000,000	$0.0022	5.0	$1,811,812
Exercised, June 2, 2021	(45,000,000)	—	—	—
Outstanding, November 31, 2021	—	—	—	—
Granted	5,475,000	$0.015	5.0	$131,322
Outstanding February 28, 2022	5,475,0000	$0.015	4.6	$108,720

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully vested common stock warrants:

2022
Volatility	247.12- 243.20
Risk-Free Interest Rate	19.0%
Expected Life (Years)	5.0 – 4.6
Dividend Yield	0%

9. Revenue

The components of the Company’s revenue for the nine months ended February 28, 2022, and 2021 are as follows:

	February 28, 2022	February 28, 2021

Tournament Revenue	$41,174	$6,093
Sponsorship	1,000	—
Other	26,770	8,541

Total revenue	$68,944	$14,634

10. Related Party Transactions

During the nine months ended February 28, 2022, the Company advanced its CEO $645,591 in the form of non-interest-bearing advances and he repaid $1,500.

In June 2021, the Company’s CEO exercised options to purchase 45 million shares of the Company’s common stock for $100,000, which was advanced to him by the Company.

On September 24, 2021, the CEO sold 6,000,000 shares of Common Stock back to the Company at a discount to the market of 10% for $610,200. The proceeds from this sale were used to repay the above amounts.

The above transactions and amounts are not necessarily what third parties would have agreed to.

11. Income Taxes

The provision for income taxes is zero in each of the periods presented due to the Company’s net operating losses carryforwards.

GGToor, Inc.

(Formerly Sports Venues of Florida, Inc.)

Notes to Financial Statements

(Unaudited)

The components of the net deferred tax asset (liability) are as follows:

	February 28, 2022	May 31, 2021
Subtotal	$2,287,451	$2,009,193
Less valuation allowance	(2,287,451)	(2,009,193)
Net deferred tax assets (liabilities)	$—	$—

The Company is unaware of any uncertain income tax positions. All tax returns are subject to IRS and State of Florida examination.

The Company estimates that is has net operating loss carryforwards totaling approximately $8,798,000 as of February 28, 2022.

Following is a reconciliation of the applicable federal income tax as computed at the federal statutory tax rate to the actual income taxes reflected in the Statements of Operations for the nine months ended February 28, 2022, and 2021.

	February 28, 2022	February 28, 2021
Tax provision at U.S. federal income tax rate	-21%	21%
State income tax provision net of federal	-5%	5%
Valuation allowance	26%	-26%
Provision for income taxes	0%	0%

12. Subsequent Events

On March 21, 2022, the Company authorized 5,000,000 shares of restricted stock be issued to Jackson L. Morris in exchange for $120,000 worth of legal services for the preceding 12 months.

On March 21, 2022, the Company authorized 6,000,000 shares of restricted stock be issued to its CEO, John V. Whitman Jr., as bonus compensation in leu of cash.

On March 11, 20222, the Company sold 3,250,000 Regulation A shares of stock to Quick Capital in exchange for $65,000 in cash.

Sports Venues of Florida, Inc.

Consolidated Balance Sheets

(Unaudited)

	May 31, 2021	May 31, 2020
Assets
Current assets
Cash	$51,855	$45,005
PayPal Account	1,458	—
Advances to Officer	15,000	—
Prepaid Expenses	3,000	125,000
Total Current Assets	$71,313	$170,005

Fixed Assets, Net	141,699	—

Total Assets	$213,012	$170,005
Liabilities and Shareholders’ Equity
Current liabilities
Accounts Payable	$—	$—
Due to related party	—	2,843
Accrued Interest Expense	148,419	110,681
Accrued Payroll	—	64,167
Shadow Credit Payable	2,091	—
Derivative Liability	26,096	238,373
Notes Payable	—	67,500
Convertible Debt	513,062	291,940
Total Current Liabilities	689,668	775,504

Shareholders’ Equity
Series B Preferred Stock, $0.01 Par Value, 9,999,999 Shares Authorized, 7 Shares issued and outstanding in 2021 and 2020	33,000	33,000
Series A Preferred Stock, $0.01 Par Value, 1 Share Authorized, issued and outstanding in 2021 and 2020	10	10
Common Stock, $0.01 Par Value, 937,500,000 Shares Authorized, 96,460,271 and 67,650,271 shares issued and outstanding at May 31, 2021 and 5/31/2020, respectively	964,603	670,503
Additional Paid in Capital	6,253,395	2,819,718
Accumulated deficit	(7,727,664)	(4,128,730)
Total Shareholders’ Equity	(476,656)	(605,499)
Total liabilities and shareholders’ equity	$213,012	$170,005

The accompanying footnotes are an integral part of these financial statements

Sports Venues of Florida, Inc.

Consolidated Statements of Operations

(Unaudited)

	Year Ended
	May 31, 2021	May 31, 2020

Revenue	$13,557	$—

Expenses
Employee costs	424,914	193,934
Equity Compensation	1,966,500	1,375,000
Professional Fees	141,843	35,081
General and Administrative	533,066	164,897
Total operating expenses	3,066,323	1,768,912

(Loss) from operations	(3,052,766)	(1,768,912)

Other Income (Expense)
Other Income	9,670	22,086
Gain on Debt Forgiveness	—	249,309
Change in Derivative Liability	—	—
Interest Expense	(555,838)	(128,236)

Total Other Income (Expense)	(546,168)	143,159

Net loss	($3,598,934)	($1,625,753)

Basic and diluted Income (loss) per share	$(0.05)	$(0.03)

Basic and diluted weighted average common shares outstanding	73,719,592	59,616,949

The accompanying footnotes are an integral part of these financial statements

Sports Venues of Florida, Inc.,

Consolidated Statements of Stockholders' Equity

Year Ended May 31, 2021

	Series B Preferred	Series A Preferred	Common	Additional Paid
	Stock	Stock	Stock	in Capital

Balances at May 31, 2020	$37,500	$10	$16,503	$1,754,237

Common stock for services			$550,000	$825,000

Sale of Common Stock			$104,000	$158,000

Purchase and retirement of 1 share	($4,500)

Derivative Liability on Debt settled				$82,481

Net Loss for the year
Balances at May 31, 2020	$33,000	$10	$670,503	$2,819,718

Common stock for services			$31,250	$123,438

Warrants for services				$1,811,812

Sale of common stock			$262,850	$902,750

Derivative Liability on settled debt				$25,677

Beneficial Conversion Feature on Convertible Debt				$560,000

Change in Conversion Rights				$10,000

Net Loss for the year
Balances at May 31, 2021	$33,000	$10	$964,603	$6,253,395

The accompanying footnotes are an integral part of these financial statements

Sports Venues of Florida, Inc.

Consolidated Statements of Cash Flow

(Unaudited)

	Year ended
	May 31, 2021	May 31, 2020
Cash flows from operating activities:
Net Income (loss)	$(3,598,934)	$(1,625,753)
Adjustments to reconcile Net Income (loss) to cash
Used in operations;
Gain on Debt Forgiveness	—	(249,309)
Depreciation	5,507	—
Equity Instruments Issued for Services	1,966,500	1,375,000
Change in Value of Derivatives	—	—
Change in PayPal Account	(1,458)	—
Non-cash Interest Expense	512,775	23,200
Change in Prepaid Expenses	122,000	(125,000)
Change in Accounts Payable and accrued expenses	(24,338)	139,596
Net cash (used by) operating activities	(1,017,948)	(462,266)
Cash flow from investing activities:
Purchases of Fixed Assets	(147,206)	—
Payments to officers	(17,843)	—
Net cash used by investing activities	(165,049)	—
Cash flow from financing activities:
Purchase of Preferred Stock	—	(4,500)
Sale of Common Stock	1,165,600	262,000
Payment of Note Payable	(175,753)	(196,236)
Proceeds from issuance of Notes Payable	200,000	446,000
Net cash provided by financing activities	1,189,847	507,264
Net (decrease) in cash	6,850	44,998
Cash
Beginning	45,005	7
Ending	$51,855	$45,005

Supplementary Cash Flow Information
Cash paid for interest	$—	$—
Accrued interest converted to Convertible Notes	$—	$67,645
Derivative Liability due to debt issuance	$180,000	$193,200
Reduction of Derivative Liability due to debt payoff	$25,677	$—
Beneficial Conversion feature	$560,000	$—

The accompanying footnotes are an integral part of these financial statements

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

1.                   Description of the Business

Sports Venues of Florida, Inc. was initially incorporated in Florida July 28, 2009, as Bella Petrella’s Holdings, Inc. The Company file a Registration Statement with the Securities and Exchange Commission, which was declared effective on March 15, 2011, registering 1,868,400 shares of its common stock. In 2012, the Company divested itself of its operating activities and on May 14, 2012, changed its name to Sports Venues of Florida, Inc. As of June 22, 2021, the Company is in the process of changing its name to GGToor, Inc., and it has also requested a stock symbol change. The Company is working through comments from FINRA’s review process and is waiting for them to decide as to the effective date of the Name and Symbol change. On March 31, 2020, a new wholly owned subsidiary was formed, Shadow Gaming, Inc.(Shadow Gaming). Sports Venues of Florida Inc. and its wholly owned subsidiary, Shadow Gaming is herein referred to as the Company.

On April 21, 2014, the Company changed its authorized shares to 7,500,000,000 shares of common stock and on October 15, 2020 changed its authorized shares to 937,500,000 shares of common stock.

The Company is an emerging leader in the eSports, youth sports, and family sports entertainment markets, a rapidly growing force in the global eSports space. The Company has expanded its Tournament Schedule in calendar Q4 2020 with the launch of its new Open Platform model, where users can establish and manage Shadow Gaming sponsored eSports events, with event organizers working to help boost the revenue stream generated by membership fees, advertising, ambassador program, studios, and the Shadow Gaming proprietary platform.

The Company has suspended its plans to develop youth sports complexes that are family entertainment complexes but will place all its current efforts in the eSports Events area.

2.                   Basis of Presentation and Going Concern

Theses consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Should the Company be unable to continue as a going concern, it may not be able to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company has incurred net losses during the year ended May 31, 2021, of $3,598,934, has accumulated deficits of $7,727,664 and negative shareholders’ equity of $476,656 as of May 31, 2021, these factors, among others raise substantial doubt about the Company’s being able to continue as a going concern. To continue as a going concern, the Company plans to raise funds through private placements and/or public stock offerings although there can be no assurance that it will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

3.                   Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of Sports Venues of Florida, Inc. and its wholly owned subsidiary, Shadow Gaming, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Corporation’s cash consist of deposit accounts with financial institutions.

Fixed Assets

Fixed Assets are recorded at cost for individual assets over the Company’s $2,500 capitalization threshold. Depreciation is provided principally on the straight-line method over the estimated assets useful lives, currently approximately 5 to 35 years.

Depreciation expense is included in general and administrative expense in the amounts of $5,507 and zero, respectively, for the years ended May 31, 2021, and 2020.

Long-lived assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Income (loss) per common share

Basic income (loss) per common share is calculated by dividing the income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per common share is calculated by dividing the applicable earnings or loss by the sum of the weighted average number of common shares outstanding and adjusting for all additional shares that would have been outstanding if potentially dilutive common shares have been issued during the year. There were 45,000,000 and zero Common Stock Equivalents at May 31, 2021, and 2020 that were antidilutive and hence not considered in the calculation of loss per share.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for 1) taxes payable or refundable for the current year, and 2) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all the deferred tax assets will not be realized. A liability (including interest if applicable) is established in the consolidated financial statements to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Interest and penalties, if any, are included as components of income tax expense and income taxes payable.

The Company accounts for tax contingencies using a comprehensive model of how companies should recognize, measure, present, and disclose tax positions in their consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Convertible Debt, Derivative Liability and Beneficial Conversion Feature

The Company account for certain convertible debt instruments in accordance with the guidance contained in Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging (“ASC 815”) and ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). For conversion options embedded in promissory notes that are not deemed to be indexed to the Company’s own stock, we classified such instruments as liabilities at their fair values at the time of issuance and adjusted the instruments to fair value at each reporting period. These liabilities were subject to re-measurement at each balance sheet date until extinguished either through repayment, conversion or exercise, and any change in fair value was recognized in our consolidated statement of operations. The fair values of these derivative and other financial instruments had been estimated using a Black-Scholes model and other valuation techniques.

The Company utilized the following methods to value its derivative liabilities for embedded conversion options that were valued at $26,096 and $238,373 at May 31, 2021, and 2020, respectively. The Company determined the fair value by comparing the discounted conversion price per share (40 % to 50 % of market price, subject to a floor in certain cases) multiplied by the number of shares issuable at the balance sheet date to the actual price per share of the Company’s common stock multiplied by the number of shares issuable at that date with the difference in value recorded as a liability. There was no change in the value of embedded conversion options in the periods ended May 31, 2021, nor 2020, as there was no change in the conversion price during the periods.

The Company also values beneficial conversion features of its convertible debt based on the difference between the fixed conversion price and the fair market value of the underlying common stock on the date of issuance of the convertible debt. The resulting debt discount, if any, is amortized over the term of the convertible debt using the interest method of amortization.

Fair Value Measurements

The fair value measurement accounting literature provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

The three levels of the fair value hierarchy are described below:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company can access as of the measurement date.

Level 2 – Inputs to the valuation methodology include: (1) quoted market prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in inactive markets, (3) inputs other than quoted prices that are observable for the asset or liability, and (4) inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset developed based on the best information available.

The asset’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. There were no transfers between levels during fiscal 2021 nor 2020.

The carrying value of our convertible debt approximates it fair market value since they are short term in nature and bear a market rate of interest.

Share-based payments

All the Company’s share-based awards are classified as equity. The Company does not have any liability classified share-based awards. Each warrant or stock option is exercisable for one share of common stock.

Nonemployees – The Company may enter into agreements with nonemployees to make share-based payments in return for services. These payments may be made in the form of common stock or common stock warrants. The Company recognizes expense for fully vested warrants at the time they are granted. For awards with service or performance conditions, the Company generally recognizes expense over the service period or when the performance condition is met; however, there may be circumstances in which it determines that the performance condition is probable before the actual performance condition is achieved. In such circumstances, the amount recognized as expense is the pro rata amount, depending on the estimated progress towards completion of the performance condition. Nonemployee share-based payments are measured at fair value, based on either the fair value of the equity instrument issued or on the fair value of the services received. Typically, it is not practical to value the services received, so the Company determines the fair value of common stock grants based on the price of the common stock on the measurement date (which is the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, if there are sufficient disincentives to ensure performance, or the date at which the counterparty’s performance is complete), and the fair value of common stock warrants using the Black-Scholes option-pricing model (“Black-Scholes”). The Company uses historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. For awards that are recognized when a performance condition is probable, the fair value is estimated at each reporting date. The cost ultimately recognized is the fair value of the equity award on the date the performance condition is achieved. Accordingly, the expense recognized may change between interim reporting dates and the date the performance condition is achieved.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

Employees – The Company issues two types of common stock options to employees: 1) fully-vested at the time of grant and 2) market price-based vesting. The Company recognizes expense for fully vested stock options on the date of grant at the estimated fair value of the options using Black-Scholes. The Company recognizes expense for market price-based options at the estimated fair value of the options using the lattice-based option valuation model (“Lattice Model”) over the estimated life of the options used in the Lattice Model. The Company uses historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option.

Modification of share-based payment awards – In the event the Company modifies the terms of a non-vested share-based payment award, it would incur additional expense for the excess of the fair value of the modified share-based payment award, measured at the date of modification, over the fair value of the original share-based payment award. The incremental expense would be recognized ratably over the remaining vesting period.

Cashless exercise – Most of the common stock warrants and stock options may be exercised on a cashless basis. The number of shares of common stock received upon exercising on a cashless basis is based on a) the volume weighted-average price of the common stock for three trading days immediately preceding the exercise date; b) the exercise price of the warrant or option; and c) the number of common shares issuable under the instrument.

Recently issued accounting pronouncements

The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2021 and 2020. The Company has considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in the notes to the consolidated financial statements, does not believe that any other new or modified principles will have a material impact on the Company’s reported consolidated financial position or operations in the near term.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU also requires additional quantitative and qualitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for the Company’s reporting periods beginning on June 1, 2019. Companies may use either a full retrospective or a modified retrospective approach to adopt this ASU. The effect of the implementation of this new standard has not influenced its consolidated financial position, results of operations, and cash flows.

In February 2016, the FASB issued ASU 2016-02: Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The new standard is effective for the year ending May 31, 2022, and may be adopted early. The Company has no leases so there is no effect that implementation of the new standard had on its consolidated financial position, results of operations, and cash flows.

On August 5, 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. This ASC is effective for our fiscal year beginning after December 15, 2023. The Company is in the process of evaluating the effect this ASU will have on its consolidated financial statements.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

4.                   Fixed Assets

Fixed assets consist of the following at May 31, 2021, and 2020:

	May 31, 2021	May 31, 2020
Building under construction	$57,428	$—
Office furniture and equipment	8,854	—
Leasehold Improvements	14,424	—
Vehicle	66,500	—
	147,206	—
Less Accumulated depreciation	(5,507)	—
Fixed Assets, net	$141,699	$—

5.                   Notes Payable

During the first quarter of fiscal 2020 the Company borrowed a total of $67,500 non-convertible debt, bearing interest at 24.99% for each 60-day period the notes are outstanding. The balance of these loans amounted to $0 and $67,500 at May 31, 2021, and 2020, respectively.

6.                   Convertible Debt

Convertible Debt as of May 31, 2021, and 2020 consist of the following:

	May 31, 2021	May 31, 2020

Unsecured Convertible debt in default. Interest 25% , convertible into common stock at 50% to 40 % of Market Price as defined in agreements	$43,687	$101,940

Unsecured Convertible debt, Interest at 10%, due within 1 year from date of issuance, convertible into
common stock at 50% of Market Price as defined in agreements until June 9, 2020, when the conversion price was changed to a fixed $0.20 per share	510,000	360,000
Total Convertible Debt	553,687	461,940

Less Debt Discount	40,625	170,000

Net Debt	$513,062	$291,940

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

7.                   Derivative Liability

Under the terms of some of the Company’s Convertible debt, the Company identified derivative instruments arising from embedded conversion features within that debt.

On June 9, 2020, the holder of $360,000 of various convertible debt agreed with the Company to amend the conversion price of that debt from 50% of the lowest trading price during trading days as defined in the agreement to $0.20 per share. This resulted in the elimination of $180,000 of derivative liability, elimination of $170,000 of debit discount and Additional Paid in Capital of $10,000 during the first quarter of fiscal 2020.

Changes in the derivative liability for the years ended May 31, 2021, and 2020 were as follows:

	Year Ended May 31
	Level 1	Level 2	Level 3
Derivative liabilities at May 31, 2019,	—	—	$127,648
Issuance of convertible debt and other derivatives			193,206
Satisfaction of convertible debt			(82,481)
Derivative liabilities at May 31, 2020			238,373
Amendment of Convertible feature			(180,000)
Satisfaction of convertible debt			(32,277)
Derivative Liability at May 31, 2021			$26,096

8.                   Commitments and contingencies

From time to time, the Company may be subject to legal proceedings and or claims in the normal course of business. Management plans to vigorously defend any allegations under such suits or claims that arise from time to time and believes that the ultimate liability, if any, under any pending matters will not materially affect the financial position or results of operations of the Company.

On May 9, 2019, the Company entered into a consulting agreement to assist the Company identifying and vetting targeted businesses to acquire in the youth sports and technology sectors as well as access to the Consultant’s financial contacts. The Company shall pay the Consultant $75,000 upon satisfaction of the services provided plus 750,000 shares of restricted common stock of the Company with “piggyback” registration rights. This consulting agreement was terminated on May 1, 2020, for non-performance by the consultant. The Company has no financial responsibility that remains as of May 31, 2021.

On January 15, 2020, the Company entered into an agreement for consulting services related to management, strategic planning, and marketing in connection with its business with a third party. The term of the agreement ends December 31, 2020, but it may be terminated by either party with five days notices. The Company has agreed to pay the consultant up to a total of $500,000 in portioned at intervals during the term of the agreement. As of May 31, 2021, $74,445 has been paid on this agreement and the agreement was terminated with both parties consent on July 29, 2020. The Company has satisfied all its financial responsibilities under the terms of the agreement.

On October 1, 2020, the Company entered into a one-year agreement with a consulting firm to provide promotional services to high-net-worth investors. The Company agreed to pay this firm $15,000 upon signing the agreement and $5,000 per month for the next three months. The agreement can be renewed for $25,000 annually at the end of the original term.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

SGI Group LLC., holder of various convertible promissory notes from 2013 has filed legal action in New York against the Company. Specifically, the action is a Motion for Summary Judgement in Lieu of a Complaint. This action is a result of the Company writing off the related debt due to the expiration of the Statute of Limitations, Criminal Usury, and other defenses which the Company believes will ultimately allow for a favorable ruling from the court.  On Thursday, June 11, 2021, the Judge ruled in favor of the Company and SGI Group, LLC’s, motion for Summary Judgement in Lieu of a Complaint was denied. SGI has the right to file a complaint if they choose and it is unknown if they have a desire to pursue this matter further in the court system. The Company and SGI have agreed to attempt settlement talks the outcome of which is unknown at the time of this filing. The Company will only recognize this debt if ordered by a court of the proper jurisdiction. This disclosure is in no way an acknowledgement by the Company this debt is owed or viable.

Debt to Vera Group LLC., holder of a convertible promissory note from 2014 was written off in prior periods and this is in no way an acknowledgement by the Company this debt is owed or viable. The Company believes the debt is Criminally Usurious and if challenged in the NY courts would be dismissed. The Company will only recognize this debt if ordered by a court of the proper jurisdiction.

9.                   Shareholders’ Equity

Preferred Stock

The Company has authorized 9,999,999 shares of $0.01 par value Series B Preferred Stock of which 7 shares have been committed to be designated but as of May 31, 2021, these shares have not been designated by the Company and talks are underway to pay each of these investors cash-in-lieu of stock. These 7 shares are reserved and outstanding as of May31, 2021 and 2020. The 7 Shares outstanding have not yet been designated by the Board of Directors. These shares have no voting, liquidation nor dividends rights and are convertible into common stock at twice the investment in dollars when the Company files a Registration Statement at a price based on the seven-day average stock price as quoted on the OTC Markets prior to filing the Registration Statement.

The Company has authorized 1 share of $0.01 Par Value Series A Preferred Stock of which 1 share is issued and outstanding at May 31, 2021, and 2020. This share has no conversion, liquidation nor dividend rights and is entitled to 50,000,000 voting rights.

Common Stock

The Company amended its authorized shares of $0.01 par value Common Stock to 937,500,000 from 7,500,000,000 shares on October 15, 2020, of which 96,460,271 and 67,650,271 shares are issued and outstanding at May 31, 2021, and 2020, respectively. These shares have 1 vote per share.

The Stock Transfer Agent’s report shows 102,460,271 shares of Common Stock outstanding as of May 31, 2021, but this report does not show 6,000,000 shares that were returned to the Company in late May 2020 which results in 96,460,271 shares outstanding as of May 31, 2021.

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

10.                Share-based payments

Amounts recognized as expense in the consolidated statements of operations related to share-based payments are as follows:

	Year ended May 31,
	2021	2020
Employee common stock	$154,688	$1,250,000
Nonemployee common stock	—	125,000
Employee warrants – fully vested upon issuance	1,811,812	—
Total share-based expense charged against income	$1,966,500	$1,375,000

Employee common stock

During the years ended May 31, 2021, and 2020, the Company issued an additional 3,125,000 and 50,000,000 shares of common stock, respectively, in exchange for services, with a fair value of $154,688 and $1,250.000.

Nonemployee common stock

During the year ended May 31, 2020, the Company issued an additional 5,000,000 shares of common stock, respectively, in exchange for services, with a fair value of $125,000.

Employee common stock warrants -- Fully-vested upon issuance

The Company issued fully vested common stock warrants with a contractual term of 5 years to an officer in return for services. The following summarizes the activity for common stock warrants that were fully vested upon issuance:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2020	0	$—	—	$—
Granted	45,000,000	0.0022	5.0	1,811,812
Outstanding, December 31, 2021	45,000,000	0.0022	5.0	$1,811,812
Exercisable, December 31, 2020	45,000,000	0.0022	5.0	$1,811,812

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully vested common stock warrants:

2021
Volatility	194.0%
Risk-free interest rate	0.19%
Expected life (years)	5.0
Dividend yield	—

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

11.                Related Party Transactions

During August of 2016, the Company's major shareholder and CEO advanced the Company a non-interest-bearing advance in the net amount of $2,843. Interest has not been imputed as it is immaterial. This amount was paid off during the period ended August 31, 2020

12.                Income Taxes

The provision for income taxes is zero in each of the periods presented due to the Company’s net operating losses carryforwards.

The components of the net deferred tax asset (liability) are as follows:

	May 31, 2021	May 31, 2020

Net operating loss carryforward	$2,009,193	$1,036,582

Subtotal	$2,009,193	$1,036,582
Less valuation allowance	(2,009,193)	(1,036,582)
Net deferred tax assets (liabilities)	$—	$—

The Company is unaware of any uncertain income tax positions. Tax returns for the years 2013 through 2021 have not yet been filed. All tax returns are subject to IRS and State of Florida examination.

The Company estimates that is has net operating loss carryforwards totaling approximately $7,728,000 as of May 31, 2021.

Following is a reconciliation of the applicable federal income tax as computed at the federal statutory tax rate to the actual income taxes reflected in the Statements of Operations for the years ended May 31, 2021, and 2020.

	May 31, 2021	May 31, 2020
Tax provision at U.S. federal income tax rate	-21%	21%
State income tax provision net of federal	-5%	5%
Valuation allowance	26%	-26%
Provision for income taxes	0%	0%

Sports Venues of Florida, Inc.

Notes to Consolidated Financial statements

(Unaudited)

13.                Subsequent Events

Management is required to disclose the date through which it has evaluated subsequent events. The Company has performed an evaluation of subsequent events through 06/22/2021 which is the date the financial statements were issued. The following subsequent events are the only items that are required to be disclosed.

On June 02, 2021, the Company issued 45,000,000 shares of “Restricted” Common Stock to John V Whitman Jr, the Company CEO/Chairman. Mr. Whitman was granted 45,000,000 cashless stock warrants on May 1, 2021, which he exercised on June 2, 2021.

On June 03, 2021, the Company issued GPL Financial LLC., 4,000,000 Reg A common shares in exchange for $100,000 in cash.

On June 22, 2021, the Company issued GPL Financial LLC., 4,000,000 Reg A common shares in exchange for $100,000 in cash.

As of June 22, 2021, the Company is in the process of changing its name to GGToor, Inc., and it has also requested a stock symbol change. The Company is working through comments from FINRA’s review process and is waiting for them to decide as to the effective date of the Name and Symbol change.